UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2015

EAGLE MOUNTAIN CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 Tomball Pkwy, Suite 204, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 378-8028

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the Current Report on Form 8-K for Eagle Mountain Corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 15, 2015, at a special meeting of the stockholders the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to (i) increase the number of authorized shares of common stock from 50,000,000 to 500,000,000 and (ii) effect a reverse split of the Company’s issued and outstanding common stock at the ratio of one-for-18 (the “Certificate of Amendment”).

On July 17, 2015 (the “Effective Time”), the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the increase in authorized shares of common stock and the reverse stock split. Upon filing of the Certificate of Amendment, the Company’s authorized common stock was increased to 500,000,000 shares and every eighteen shares of the Company’s issued and outstanding common stock was automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The reverse stock split will be applied to all shares of the Company’s common stock outstanding immediately prior to the Effective Time, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the conversion of shares of preferred stock or upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will be entitled to rounding up their fractional shares to the nearest whole number.

The Company’s common stock will begin trading on the OTC Pink on a split-adjusted basis upon FINRA approval. The trading symbol for the common stock will remain “EMTC.”

The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Eagle Mountain Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MOUNTAIN CORPORATION
Dated: July 22, 2015
	By:	/s/ Ronald Cormick
	Name:	Ronald Cormick
	Title:	Chief Executive Officer